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                                                                   Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 (expect with respect to the matter discussed in Note 23, as to which the date is March 22, 2000) included (or incorporated by reference) in West Coast Bancorp's Form 10-K for the year ended December 31, 1999 and to all references in this registration Statement.



/s/ Arthur Andersen LLP


San Francisco, California
April 17, 2000